Exhibit 5.1

2100 L Street, NW Suite 900 Washington, D.C. 20037 Telephone: 202.887.1500 Facsimile: 202.887.0763 www.mofo.com	morrison & foerster llp beijing, berlin, boston, brussels, denver, hong kong, london, los angeles, new york, palo alto, san diego, san francisco, shanghai, singapore, tokyo, washington, d.c.

August 31, 2021

Board of Directors

Greenlane Holdings, Inc.
1095 Broken Sound Parkway, Suite 300

Boca Raton, Florida 33487

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We are acting as counsel to Greenlane Holdings, Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “462(b) Registration Statement”) for the purposes of registering with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), the issuance of up to 9,758,491 shares of Class A common stock, par value $0.01 per share, of the Company (the “Shares”), in connection with the Agreement and Plan of Merger, dated as of March 31, 2021, by and among the Company, Merger Sub Gotham 1, LLC, Merger Sub Gotham 2, LLC and KushCo Holdings, Inc. (the “Merger Agreement”). The 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-4, as amended (File No. 333-256582) (the “Registration Statement”), initially filed by the Company on May 28, 2021 and declared effective by the Commission on July 2, 2021.

For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in with the authorization and issuance of the Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that following (i) the effectiveness of the 462(b) Registration Statement and (ii) the issuance of the Shares pursuant to the terms of the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

This opinion is furnished to you in connection with the filing by the Company of the 462(b) Registration Statement and may not be relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated. This opinion is given as of the date hereof, and we assume no obligation to advise you of any changes in applicable law or any facts or circumstances that come to our attention after the date hereof that may affect the opinion contained herein.

We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the reference to our firm contained under the heading “Legal Matters” in the prospectus constituting a part of the Registration Statement and incorporated by reference into the 462(b) Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated by the Commission.

Very truly yours,
/s/ Morrison & Foerster LLP
Morrison & Foerster LLP